UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 26, 2022

Troika Media Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-40329	83-0401552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identiﬁcation No.)

25 West 39th Street, 6th Floor, New York, NY	10018
(Address of principal executive oﬃces)	(Zip Code)
Registrant’s telephone number, including area code 212-213-0111
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares $0.01 par value	TRKA	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

On September 26, 2022, we entered into an Exchange Agreement (the “Exchange Agreement”) with each holder of our Series E Preferred Stock (each a “Series E Holder”), pursuant to which (i) each Series E Holder will exchange its existing warrant to purchase our common stock, dated March 16, 2022 (the “Old Warrants”), for new warrants to purchase our common stock (the “New Warrants”) and (ii) each Series E Holder consented to changes in the terms of the private placement effected by the Company on March 16, 2022 (the “New PIPE Terms”), including an amendment and restatement of the terms of our Series E convertible preferred stock, par value $0.01 per share (the “Series E Preferred Stock”).

In consideration for the issuance of the New Warrants and the other New PIPE Terms, we filed an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada in the form attached hereto as Exhibit 3.1 to effect certain changes contemplated by the Exchange Agreement.

The New PIPE Terms effect the following changes, among others, to the rights Series E Holders:

a.New Warrant Exercise Price: The New Warrant exercise price per share of common stock is $0.55, provided that if all shares of Series E Preferred Stock issued pursuant to the Certificate of Designation are not repurchased by the Company on or prior to November 26, 2022, on such date, the exercise price per share of the New Warrants will revert to $2.00, subject to further adjustment as set forth in the New Warrant.
b.Series E Conversion Price: The conversion price for the Series E Preferred Stock shall initially equal $0.40 per share, and so long as the arithmetic average of the daily VWAPs of the Common Stock for the calendar week prior to each of the following respective dates is lower than the Conversion Price at that time, the Conversion Price shall be downwardly adjusted by $0.01 on each of October 24, 2022, October 31, 2022, November 7, 2022, November 14, 2022 and November 21, 2022.
c.Standstill Period: The Company and the Series E Holders will enter into a 60-day standstill period ending on November 26, 2022 (the “Standstill Period”), during which each Series E Holder may convert not more than 50% of the Series E Preferred Stock held by such holder at the beginning of the Standstill Period.
d.Series E Buyout. During the Standstill Period the Company will use commercially reasonable efforts to raise funds to repurchase all outstanding shares of Series E Preferred Stock held by the Series E Holders at a purchase price of $100 per share, subject to the provisions of the Certificate of Designation.

The foregoing summaries of the New PIPE Terms do not purport to be complete and are subject to, and qualified in their entirety by, the form of Certificate of Designation, the Form of Warrant, and the Form of Exchange Agreement, attached as Exhibits 3.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 of this Current Report on Form 8-K in relation to the New Warrants is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

The information contained above under Item 1.01 of this Current Report on Form 8-K in relation to the New PIPE Terms is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description
3.1	Form of Amended and Restated Certificate of Designation
4.1	Form of Warrant
4.2	Form of Exchange Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Troika Media Group, Inc.
(Registrant)

Date: September 27, 2022	By:	/s/ Erica Naidrich
	Name:	Erica Naidrich
	Title:	Chief Financial Officer